Comparison of change in value of $10,000 investment in the Investor shares and Restricted shares of Dreyfus Lifetime Portfolios, Inc., Income Portfolio with the Lehman Brothers Intermediate Government/Credit Bond Index and a Customized Blended Index

EXHIBIT A:

             Dreyfus           Dreyfus
            Lifetime          Lifetime           Lehman
           Portfolios,       Portfolios,        Brothers
             Income            Income         Intermediate
            Portfolio         Portfolio        Government/     Customized
  PERIOD    (Investor        (Restricted         Credit         Blended
             shares)           shares)        Bond Index *      Index *

 3/31/95     10,000            10,000            10,000          10,000
 9/30/95     10,808            10,824            10,673          10,894
 9/30/96     11,573            11,615            11,221          11,828
 9/30/97     13,099            13,183            12,139          13,622
 9/30/98     14,268            14,388            13,406          14,933
 9/30/99     15,044            15,202            13,490          16,001
 9/30/00     16,000            16,228            14,333          17,246
 9/30/01     16,314            16,590            16,182          17,809

*Source: Lipper Inc.


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Comparison of change in value of $10,000 investment
in the Investor shares and Restricted shares of Dreyfus Lifetime Portfolios, Inc., Growth and Income
Portfolio with the Standard & Poor's 500 Composite
Stock Price Index and a Customized Blended Index

EXHIBIT A:

               Dreyfus        Dreyfus
              Lifetime        Lifetime
              Portfolios      Portfolio         Standard &
               Growth          Growth           Poor's
                 and            and              500
               Income          Income           Composite
              Portfolio       Portfolio         Stock           Customized
 PERIOD       (Investor      (Restricted        Price            Blended
               shares)        shares)           Index *          Index **

3/31/95        10,000          10,000          10,000            10,000
9/30/95        11,432          11,448          11,823            11,242
9/30/96        13,128          13,070          14,225            12,620
9/30/97        16,521          16,366          19,977            15,521
9/30/98        17,519          17,394          21,791            16,534
9/30/99        20,003          19,918          27,846            18,792
9/30/00        21,434          21,390          31,541            20,845
9/30/01        18,788          18,809          23,148            19,469

* Source: Lipper Inc.
**Source: Lipper Inc., Morgan Stanley & Co. Incorporated, J.P.
  Morgan & Co. Incorporated and Bloomberg L.P.

================================================================================


Comparison of change in value of $10,000 investment in the Investor shares and Restricted shares of Dreyfus Lifetime Portfolios, Inc., Growth Portfolio with the
Standard & Poor's 500 Composite Stock Price
Index and a Customized Blended Index

EXHIBIT A:

          Dreyfus        Dreyfus
         Lifetime        Lifetime         Standard &
         Portfolios      Portfolio        Poor's 500
          Growth         Growth           Composite
         Portfolio       Portfolio         Stock          Customized
 PERIOD  (Investor      (Restricted       Price           Blended
          shares)        shares)          Index *         Index **

3/31/95   10,000          10,000          10,000           10,000
9/30/95   11,856          11,872          11,823           11,546
9/30/96   14,177          14,214          14,225           13,399
9/30/97   19,043          19,146          19,977           17,552
9/30/98   19,610          19,752          21,791           18,169
9/30/99   24,218          24,478          27,846           22,090
9/30/00   26,361          26,712          31,541           25,143
9/30/01   19,677          19,982          23,148           20,562

* Source: Lipper Inc.
**Source: Lipper Inc., Morgan Stanley & Co. Incorporated, J.P. Morgan &
  Co. Incorporated and Bloomberg L.P.